UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

SOUNDHOUND AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 441-3200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2022, the Compensation Committee of SoundHound AI, Inc. (the “Company”) and full Board of Directors of the Company approved certain compensation adjustments for its named executive officers. The Company also entered into new employment letter agreements with Dr. Keyvan Mohajer, the Company’s Chief Executive Officer; Mr. Nitesh Sharan, the Company’s Chief Financial Officer; and Mr. Timothy Stonehocker, the Company’s Chief Technology Officer. In addition, the Board of Directors of the Company adopted and approved a Non-Employee Director Compensation Policy.

Employment Agreement with Keyvan Mohajer, Chief Executive Officer

Under Dr. Mohajer’s employment agreement, he will receive a base salary of $450,000 which is effective retroactively as of May 1, 2022. In addition, Dr. Mohajer is eligible to earn an annual incentive bonus, with a target equal to 100% of his annual base salary as then in effect, with a maximum payout at 150% of annual target. The annual bonus will be determined by the Company in its sole discretion based upon achievement of performance objectives to be determined by the Company.

Dr. Mohajer will be granted 720,000 restricted stock units (the “RSUs”) under the SoundHound AI, Inc. 2022 Incentive Award Plan (the “Equity Plan”), which grant will be made after a Form S-8 is on file with the Securities and Exchange Commission (“SEC”) to register shares under the Equity Plan. Once granted, the RSUs will have a 10-year term and 4-year vesting period, vesting in equal quarterly installments with vesting measured from the vesting commencement date of May 1, 2022, subject to continued employment with the Company through each vesting date.

Dr. Mohajer will also be granted 480,000 RSUs that are subject to performance-based vesting (the “PSUs”) under the Equity Plan, which grant will be made after a Form S-8 is on file with the SEC to register shares under the Equity Plan. Once granted, the PSUs will have a four-year performance period and will be subject to the following vesting schedule: (i) 25% if the Company achieves $100 million of GAAP revenue in a trailing 12 months; (ii) 25% if the Company is cash-flow positive in a trailing 12 months; (iii) 25% if the Company stock price reaches a 90-day average of $15; and (iv) 25% if the Company stock price reaches a 90-day average of $20.

In addition, Dr. Mohajer is eligible to participate in the standard benefit plans offered to similarly-situated employees by the Company from time to time.

The employment agreement provides for “at will employment,” and specifies certain compensation following termination of employment, including potential severance payments of three months of Dr. Mohajer’s then current base salary and payment for three months of any COBRA premiums if Dr. Mohajer’s employment is terminated by the Company without “Cause” (as defined in the Equity Plan) or if the executive resigns his employment for “Good Reason” (as defined in the employment agreement). If such a qualified termination occurs within three months prior to, or one year after, a Change in Control (as defined the Equity Plan), the severance period is increased to 12 months of then current base salary and 12 months of COBRA premiums, and vesting will be accelerated for any stock options that have time-based vesting and for the RSUs. The Company may accelerate the vesting of the PSUs in connection with the negotiation of any Change in Control transaction. Any severance is subject to the executive timely delivering a release of claims in favor of the Company.

Dr. Mohajer has also entered into the Company’s standard form of confidential information and inventions assignment agreement.

The foregoing summary of the terms and conditions of Dr. Mohajer’s employment agreement with the Company is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement with Nitesh Sharan, Chief Financial Officer

Under Mr. Sharan’s employment agreement, he will receive a base salary of $350,000 which is effective retroactively as of May 1, 2022. In addition, Mr. Sharan is eligible to earn an annual incentive bonus, with a target equal to 60% of his annual base salary as then in effect, with a maximum payout at 150% of annual target. The annual bonus will be determined by the Company in its sole discretion, based upon achievement of performance objectives to be determined by the Company.

Mr. Sharan will be granted 300,000 RSUs under the Equity Plan, which grant will be made after a Form S-8 is on file with the SEC to register shares under the Equity Plan. Once granted, the RSUs will have a 10-year term and 4-year vesting period vesting in equal quarterly installments with vesting measured from the vesting commencement date of September 15, 2021, subject to continued employment with the Company through each vesting date.

Mr. Sharan will also be granted 200,000 PSUs under the Equity Plan, which grant will be made after a Form S-8 is on file with the SEC to register shares under the Equity Plan. Once granted, the PSUs will have a four-year performance period and will be subject to the following vesting schedule: (i) 25% if the Company achieves $100 million of GAAP revenue in a trailing 12 months; (ii) 25% if the Company is cash-flow positive in a trailing 12 months; (iii) 25% if the Company stock price reaches a 90-day average of $15; and (iv) 25% if the Company stock price reaches a 90-day average of $20.

In addition, Mr. Sharan is eligible to participate in the standard benefit plans offered to similarly-situated employees by the Company from time to time.

The employment agreement provides for “at will employment,” and specifies certain compensation following termination of employment, including potential severance payments of three months of Mr. Sharan’s then current base salary and payment for three months of any COBRA premiums if Mr. Sharan’s employment is terminated by the Company without “Cause” (as defined in the Equity Plan) or if the executive resigns his employment for “Good Reason” (as defined in the employment agreement). If such a qualified termination occurs within three months prior to, or one year after, a Change in Control (as defined the Equity Plan), the severance period is increased to 12 months of then current base salary and 12 months of COBRA premiums, and vesting will be accelerated for any stock options that have time-based vesting and for the RSUs. The Company may accelerate the vesting of the PSUs in connection with the negotiation of any Change in Control transaction. Any severance is subject to the executive timely delivering a release of claims in favor of the Company.

Mr. Sharan has also entered into the Company’s standard form of confidential information and inventions assignment agreement.

The foregoing summary of the terms and conditions of Mr. Sharan’s employment agreement with the Company is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Employment Agreement with Timothy Stonehocker, Chief Technology Officer

Under Mr. Stonehocker’s employment agreement, he will receive a base salary of $335,000 which is effective retroactively as of May 1, 2022. In addition, Mr. Stonehocker is eligible to earn an annual incentive bonus, with a target equal to 50% of his annual base salary as then in effect, with a maximum payout at 150% of annual target. The annual bonus will be determined by the Company in its sole discretion, based upon achievement of performance objectives to be determined by the Company.

Mr. Stonehocker will be granted 210,000 RSUs under the Equity Plan, which grant will be made after a Form S-8 is on file with the SEC to register shares under the Equity Plan. Once granted, the RSUs will have a 10-year term and 4-year vesting period vesting in equal quarterly installments with vesting measured from the vesting commencement date of May 1, 2022, subject to continued employment with the Company through each vesting date.

Mr. Stonehocker will also be granted 140,000 PSUs under the Equity Plan, which grant will be made after a Form S-8 is on file with the SEC to register shares under the Equity Plan. Once granted, the PSUs will have a four-year performance period and will be subject to the following vesting schedule: (i) 25% if the Company achieves $100 million of GAAP revenue in a trailing 12 months; (ii) 25% if the Company is cash-flow positive in a trailing 12 months; (iii) 25% if the Company stock price reaches a 90-day average of $15; and (iv) 25% if the Company stock price reaches a 90-day average of $20.

In addition, Mr. Stonehocker is eligible to participate in the standard benefit plans offered to similarly-situated employees by the Company from time to time.

The employment agreement provides for “at will employment,” and specifies certain compensation following termination of employment, including potential severance payments of three months of Mr. Stonehocker’s then current base salary and payment for three months of any COBRA premiums if Mr. Stonehocker’s employment is terminated by the Company without “Cause” (as defined in the Equity Plan) or if the executive resigns his employment for “Good Reason” (as defined in the employment agreement). If such a qualified termination occurs within three months prior to, or one year after, a Change in Control (as defined the Equity Plan), the severance period is increased to 12 months of then current base salary and 12 months of COBRA premiums, and vesting will be accelerated for any stock options that have time-based vesting and for the RSUs. The Company may accelerate the vesting of the PSUs in connection with the negotiation of any Change in Control transaction. Any severance is subject to the executive timely delivering a release of claims in favor of the Company.

Mr. Stonehocker’s has also entered into the Company’s standard form of confidential information and inventions assignment agreement.

The foregoing summary of the terms and conditions of Mr. Stonehocker’s employment agreement with the Company is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Non-Employee Director Compensation Policy

On June 2, 2022, our Board of Directors adopted and approved a director compensation policy, which provides to each of the non-employee directors (i) an annual retainer of $32,000, payable quarterly (ii) additional annual cash retainers, payable quarterly, for committee service as follows: (A) Chair of the Audit Committee: $20,000; (B) member of the Audit Committee: $10,000; (C) Chair of the Compensation Committee: $14,500; (D) member of the Compensation Committee: $7,300; (E) Chair of the Nominating and Corporate Governance Committee: $7,500; and (F) member of the Nominating and Corporate Governance Committee: $3,800; (iii) an initial grant of restricted stock units having a grant day value of $380,000, although a director may elect to receive half of the initial grant in nonqualified stock options, which initial grant shall vest over three years; (iv) an annual grant of restricted stock units having a grant day value of $165,000, which shall vest over four quarters; and (iv) travel expense reimbursement. In the event of a Change in Control (as defined in the Equity Plan), any then-unvested initial grant or annual RSU grant will fully vest (and become exercisable, in the case of an option) as of immediately prior to the effective time of such transaction, subject to the outside director’s continuous board service through the effective date of such transaction. Notwithstanding the foregoing, no equity grants shall be made until a Form S-8 is on file with the SEC to register shares under the Equity Plan.

The foregoing summary of Non-Employee Director Compensation Policy is not complete and is qualified in its entirety by reference to the full text of the policy, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Keyvan Mohajer, Chief Executive Officer, dated June 2, 2022
10.2	Employment Agreement with Nitesh Sharan, Chief Financial Officer, dated June 2, 2022
10.3	Employment Agreement with Timothy Stonehocker, Chief Technology Officer, dated June 2, 2022
10.4	Non-Employee Director Compensation Policy
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2022	SoundHound AI, Inc.

By:	/s/ Keyvan Mohajer
Name: Keyvan Mohajer Title: Chief Executive Officer